SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT – September 15, 2010

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code:  (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 15, 2010, the Board of Directors of Columbia Laboratories, Inc. (the “Company”) took the following actions relating to the organization of the Board and compensation of Directors.

First, the Board appointed the following Directors to the Committees of the Board, each to serve until his or her successor shall be elected and qualified:

Audit Committee Edward A. Blechschmidt, Chair Valerie L. Andrews Stephen G. Kasnet
Nominating and Corporate Governance Committee Stephen G. Kasnet, Chair Valerie L. Andrews Edward A. Blechschmidt
Compensation Committee Valerie L. Andrews, Chair Edward A. Blechschmidt Cristina Csimma, PharmD

All of the members of the Committees have been determined by the Board to be independent within the meaning of applicable NASDAQ Marketplace Rules, and the Board has identified Mr. Blechschmidt as an “audit committee financial expert” as that term is defined in applicable regulations of the SEC.

Second, the Board appointed Cristina Csimma, PharmD, as Lead Scientific Director to facilitate the Board’s review of Company projects and programs by independent scientific experts.

Finally, the Board established the following compensation and reimbursement practices for non-employee directors, effective October 1, 2010, and will no longer pay fees based upon meeting attendance.

Annual Director Retainer	$30,000

Additional Annual Retainer, Board Chair	$30,000

Additional Annual Retainer, Committee Chair	$15,000	(1)

Additional Annual Retainer, Lead Scientific Director	$15,000

Value of Restricted Stock Granted upon Election at Annual Meeting	$30,000	(2)

Reimbursement for Expenses Attendant to Board Membership	Yes

(1)	A Board Chair who also serves as a Committee Chair does not receive the Committee Chair retainer.
(2)
Consists of a grant of the number of shares of Restricted Stock under the Company’s Long-Term Performance Plan determined by dividing $30,000 by the Fair Market Value of the Company’s Common Stock on the NASDAQ Global Market on the date of grant. The shares vest at the next annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 20, 2010

COLUMBIA LABORATORIES, INC.

By: /S/ Michael McGrane
Michael McGrane
Senior Vice President, General
Counsel, and Secretary